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                                                                    EXHIBIT 5.1

                                                               February 9, 1996

International Paper Company
Two Manhattanville Road
Purchase, New York 10577

Gentlemen:

  The following opinion is furnished by the undersigned in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by International Paper Company, a New York corporation (the "Company") under the Securities Act of 1933, as amended, relating to the issuance of up to 50,000,000 shares of the Common Stock, par value $1.00 per share and accompanying Common Share Purchase Rights of the Company (the "Shares"), in connection with the proposed merger of Federal Paper Board Company, Inc., a North Carolina corporation ("Federal"), with and into a wholly-owned subsidiary of the Company ("Sub").

  I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

  Upon the basis of the foregoing, I am of the opinion that the Shares have been duly authorized and, subject to the Registration Statement becoming effective, when issued in accordance with the terms of the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996, among Federal, the Company and Sub (attached as Annex I to the Proxy Statement/Prospectus forming a part of the Registration Statement), and upon receipt by the Company of the consideration therefor, the Shares will be legally issued, fully paid and nonassessable.

  I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ James W. Guedry